Exhibit 99.1

News Release

Celanese Corporation

222 West Las Colinas Blvd.

Suite 900N

Irving, Texas 75039

Celanese to Acquire ExxonMobil’s Santoprene™

TPV Elastomers Business

Brings a global leader and flagship brand in thermoplastic vulcanizates (TPV) to Engineered Materials’ leading customer solution set

DALLAS (June 30, 2021) – Celanese Corporation (NYSE: CE), a global chemical and specialty materials company, today announced the signing of a definitive agreement to acquire the Santoprene™ TPV elastomers business of Exxon Mobil Corporation. Celanese will acquire the industry-renowned Santoprene™ brand as part of a comprehensive TPV product portfolio, along with intellectual property, production and commercial assets, and a world-class organization.

“With the acquisition of the Santoprene™ business, we are further expanding the unrivaled portfolio of engineered solutions we bring to our customers,” said Lori Ryerkerk, chairman and chief executive officer. “This transaction represents a high-return opportunity to drive future shareholder value by deploying our excess cash from the monetization of our passive ownership in Polyplastics and continued strong cash generation in our businesses. We are eager to welcome the Santoprene™ team to Celanese and look forward to their contributions to our continued growth in Engineered Materials.”

“This transaction substantially strengthens our existing elastomers portfolio, allowing us to bring a wider range of functionalized solutions into targeted growth areas including future mobility, medical, and sustainability,” said Tom Kelly, senior vice president Engineered Materials. “The reputation of the Santoprene™ brand in TPV is consistent with Engineered Materials’ flagship brands including Hostaform® in POM and GUR® in UHMW-PE. With this product as part of the Engineered Materials portfolio and project pipeline model, we are confident that our joint commercial and technical teams across the globe will generate meaningful shareholder value.”

Transaction Overview

The Santoprene™ business of ExxonMobil is a leading global producer of TPV serving a variety of end-uses including automotive, construction, appliance, medical, and industrial. TPV is a chemically cross-linked, high-performance material which leverages a unique combination of engineering thermoplastic and elastomer properties. The Santoprene™ portfolio is highly functionalized to specific application requirements and is supported by industry-leading intellectual property.

According to the terms of the definitive agreement, Celanese will acquire the Santoprene™ business from ExxonMobil for a total purchase price of $1.15 billion on a cash-free, debt-free basis. As part of the transaction, Celanese will acquire the following:

•	Santoprene™, Dytron™, and Geolast™ trademarks and product portfolios

•	All customer and supplier contracts and agreements

•	Two world-scale production facilities in Pensacola, Florida, U.S. and Newport, Wales, U.K. with over 190 kt of total annual production capacity

•	Comprehensive TPV intellectual property portfolio with associated technical and R&D assets

•	Approximately 350 highly-skilled employees including world-class manufacturing, technical, and commercial organizations

The Company expects the transaction to be immediately accretive to 2022 adjusted earnings per share and free cash flow.

The acquisition is expected to be financed by excess cash and available liquidity on the Celanese balance sheet.

The transaction is subject to regulatory approvals, carve-out preparations, and other customary closing conditions, which will determine the timing of close. The transaction is expected to close in the fourth quarter of 2021.

Celanese is advised by Kirkland & Ellis LLP as principal legal counsel and Goldman Sachs & Co. LLC as financial advisor.

Conference Call

Celanese management will host a conference call on Wednesday, June 30 at 11:00 a.m. Eastern time. Lori Ryerkerk, chairman and chief executive officer; Tom Kelly, senior vice president Engineered Materials; and Scott Richardson, chief financial officer will be available to discuss the transaction and Celanese’s broader strategic and capital allocation priorities.

The Company’s presentation and accompanying prepared remarks covering this transaction can be found on its website at investors.celanese.com under News & Events/Events Calendar. This call will be available by webcast at https://investors.celanese.com or by phone:

Dial-in Number: 1-877-407-0989

International Dial-In Number: 1-201-389-0921

Ask for the Celanese Webcast

Alternatively, to enter the call immediately without waiting for operator assistance, attendees may pre-register for the call by clicking the link below. Once registered, attendees will receive an Outlook calendar invite with the date and time of call, the dial-in phone number and the unique attendee pin which is sent automatically to the email address provided.

Registrant Link:

http://services.incommconferencing.com/DiamondPassRegistration/register?confirmationNumber=13721002&linkSecurityString=1095624226

A replay of the conference call will be available on demand on June 30, 2021, from 1:00 p.m. Eastern time until July 14, 2021, 12:00 a.m. Eastern time, at the following number:

Replay Number: 1-877-660-6853

Passcode: 13721002

The replay and transcript will be available on demand at investors.celanese.com. The materials will be furnished with the Securities and Exchange Commission on a Form 8-K prior to the call.

About Celanese

Celanese Corporation is a global chemical leader in the production of differentiated chemistry solutions and specialty materials used in most major industries and consumer applications. Our businesses use the full breadth of Celanese's global chemistry, technology and commercial expertise to create value for our customers, employees, shareholders and the corporation. As we partner with our customers to solve their most critical business needs, we strive to make a positive impact on our communities and the world through The Celanese Foundation. Based in Dallas, Celanese employs approximately 7,700 employees worldwide and had 2020 net sales of $5.7 billion. For more information about Celanese Corporation and its product offerings, visit www.celanese.com.

Celanese Contacts:

Investor Relations	Media Relations – Global	Media Relations Europe (Germany)
Brandon Ayache	W. Travis Jacobsen	Petra Czugler
+1 972 443 8509	+1 972 443 3750	+49 69 45009 1206
brandon.ayache@celanese.com	william.jacobsen@celanese.com	petra.czugler@celanese.com

Forward-Looking Statements: This release may contain “forward-looking statements,” which include information concerning the Company’s plans, objectives, goals, strategies, future revenues, synergies, performance, capital expenditures and other information that is not historical information. When used in this release, the words “outlook,” “forecast,” “estimates,” “expects,” “anticipates,” “projects,” “plans,” “intends,” “believes,” and variations of such words or similar expressions are intended to identify forward-looking statements. All forward-looking statements are based upon current expectations and beliefs and various assumptions. There can be no assurance that the Company will realize these expectations or that these beliefs will prove correct. There are a number of risks and uncertainties that could cause actual results to differ materially from the results expressed or implied by the forward-looking statements contained in this release. These include the Company’s ability to obtain regulatory approval for, and satisfy closing conditions to, the transactions described herein, the timing of closing thereof, and the Company’s ability to realize the anticipated benefits of the transaction. Numerous other factors, many of which are beyond the Company’s control, could cause actual results to differ materially from those expressed as forward-looking statements. Other risk factors include those that are discussed in the Company’s filings with the Securities and Exchange Commission. Any forward-looking statement speaks only as of the date on which it is made, and the Company undertakes no obligation to update any forward-looking statements to reflect events or circumstances after the date on which it is made or to reflect the occurrence of anticipated or unanticipated events or circumstances.